HOMESIDE LENDING, INC.
EXHIBIT 12 - COMPUTATION OF THE RATIO OF
EARNINGS TO FIXED CHARGES
(Dollar amounts in thousands)





The following table sets forth the ratio of earnings to fixed charges of HomeSide Lending, Inc. for the three months ended December 31, 1998, and the predecessor company's three months ended November 30, 1997. The ratio of earnings to fixed charges is computed by dividing net fixed charges (interest expense on all debt plus the interest portion of rent expense) into earnings before income taxes and fixed charges.

                                                                                  Predecessor
                                                      For the Three              For the Three
                                                       Months Ended               Months Ended
                                                    December 31, 1998          November 30, 1997
                                                    -----------------          -----------------

Earnings before income taxes                                     $31,124                    $37,378
                                                  -----------------------    -----------------------

Interest expense                                                  29,719                     23,349

Interest portion of rental expense                                   661                        370
                                                  -----------------------    -----------------------

Fixed charges                                                     30,380                     23,719
                                                  -----------------------    -----------------------

Earnings before fixed charges                                     61,504                     61,097
                                                  -----------------------    -----------------------

Fixed Charges:

Interest expense                                                  29,719                     23,349

Interest portion of rental expense                                   661                        370
                                                  -----------------------    -----------------------

Fixed charges                                                    $30,380                    $23,719
                                                  -----------------------    -----------------------

                                                  =======================    =======================
Ratio of earnings to fixed charges                         $2.02                      $2.58
                                                  =======================    =======================
